EXHIBIT (d)(2)


                           FIRST AMERICAN FUNDS, INC.

                                  EXHIBIT A TO
                          INVESTMENT ADVISORY AGREEMENT

                           Effective ___________, 2001


EFFECTIVE DATES:

Portfolio                                              Effective Date
------------------------------------------- ------------------------------------
Prime Obligations Fund                                January 20, 1995
Government Obligations Fund                           January 20, 1995
Treasury Obligations Fund                             January 20, 1995
Tax Free Obligations Fund                              October 8,1997
Ohio Tax Free Obligations Fund                         ________, 2001
Treasury Reserve Fund                                  ________, 2001



ADVISORY FEES:                                       Annual Advisory Fee
                                            as a Percentage of Average Daily Net
Portfolio                                                  Assets
------------------------------------------- ------------------------------------
Prime Obligations Fund                                      0.35%
Government Obligations Fund                                 0.35%
Treasury Obligations Fund                                   0.35%
Tax Free Obligations Fund                                   0.35%
Ohio Tax Free Obligations Fund                              0.35%
Treasury Reserve Fund                                       0.35%